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                                                                    EXHIBIT 10.1

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                              ADMINISTRATIVE LEASE
                               HOTEL D'ENTREPRISES
                                    CAP GAMMA

                     CHAPTER I: SPECIAL TERMS AND CONDITIONS

BETWEEN:

SOCIETE D'EQUIPEMENT DE LA REGION MONTPELLIERAINE, "SERM", a French public sector "mixed economy" corporation (societe anonyme d'economie mixte), the registered capital of which is EUR 5,894,000, the registered office of which is located in Montpellier (34000), Hotel de Ville, and its offices located 45 Place E.Granier, Etoile Richter MONTPELLIER Cedex 2 (34960) identified with the SIREN under number 462800160 and registered with the Registry of Commerce and Companies (Registre du Commerce et des Societes) of Montpellier.

herein represented by its General secretary Mr. Andre LE GRAVEREND, under authority granted to him by the General Manager (Directeur General), Mr. Eric BERARD having himself the authority granted by SERM's Board of Directors at a Meeting held on 2 October 2002

Hereinafter called the "LANDLORD" OR "SERM"

                                                        PARTY OF THE FIRST PART,
AND:

IDENIX SARL the registered capital of which is EUR 1 000 000 the registered office of which is in MONTPELLIER, 170, rue Leon BLUM, 34000, FRANCE registered with the Registry of Commerce and Companies (Registre du Commerce et des Societes - RCS) of Montpellier under number 419 909 148, herein represented by Jean- Pierre SOMMADOSSI, CEO of IDENIX PHARMACEUTICALS Inc. and Managing Director (Gerant) of SARL IDENIX,

Hereinafter called the "TENANT"

                                                       PARTY OF THE SECOND PART,
AND

The COMMUNAUTE D'AGGLOMERATION DE MONTPELLIER (Metropolitan Area Authority of Montpellier), herein represented by Monsieur Georges FRECHE, President of Communaute d'Agglomeration de Montpellier, acting under authority granted by a resolution of the Conseil de la Communaute d'Agglomeration (Board of the Metropolitan Area Authority) adopted on December 23rd, 2004 and published on December 29th,2004.

Hereinafter called the "INTERVENOR"

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                                                        PARTY OF THE THIRD PART,

RECITALS:

SERM owns a lot with of an area of approximately 11,100 m(2), recorded in the land records at section AA 38 partie, located in the ZAC EUROMEDECINE II development zone in the Town of Grabels (34 790) , 1682, rue de la Valsiere.

The ZAC "Parc Euromedecine" zone was created on 6 November 1986, and the completion application was approved on 24 February 1988.

Under Articles L 300-1 to L 300-4 et seq. of the Urban Planning and Zoning Code, the District decided to entrust to Societe d'Equipement de la Region Montpellieraine (SERM) the completion of part of the development work for the ZAC Parc Euromedecine II zone, on the terms and conditions set forth in an Agreement, dated 25 March 1988, filed at the Office of the Prefect (Prefecture) on 30 March 1988, together with its subsequent amendments.

Following the adoption of the Law of 13 December 2000 (SRU), a public development agreement (convention publique d'amenagement) substituted therefor and repeating all of the above-described agreement was signed on 1st October 2001.

The District having been transformed into the Metropolitan Area Authority (Communaute d'Agglomeration) of Montpellier, as from 1st August 2001, by Order of the Office of the Prefect n(degree)2001-I-3216 dated 30 July 2001, development of such zone is being conducted under the direction and control of the Metropolitan Area Authority (Communaute d'Agglomeration) at its financial risk.

The lack of space for specialized companies led the Metropolitan Area Authority (Communaute d'Agglomeration) of Montpellier to implement alternative approaches based on private initiative to support development of business activities, the creation, and the stabilization of employment.

By an amendment n(degrees)1 to the Public Development Agreement (convention publique d'amenagement), dated 30 July 2002, the Metropolitan Area Authority (Communaute d'Agglomeration) of Montpellier asked SERM to analyze, build, and manage a specific real estate complex called CAP GAMMA, intended for use by companies specializing in biotechnology and pharmaceutical chemistry.

Under such public development agreement, SERM is required to give notice of any potential leasing candidate to, and obtain the approval of, the Metropolitan Area Authority (Communaute d'agglomeration) of Montpellier prior to the lease's effective date.

IDENIX has made known that it is particularly interested in the space located in such Zone. It plans eventually to consolidate there the three Montpellier facilities and develop its business, projecting to have a headcount in 2007 of 80 employees. It is planning significant investments in this connection to prepare the space that is the subject matter of this Lease. In this connection, it has negotiated with SERM the special terms and conditions of rent.

On 17 December 2004, the parties entered into a Bilateral Offer of Administrative Lease under which the parties agreed to ratify such offer by entering into this Lease.

It is hereby stated that IDENIX PHARMACEUTICALS, INC, which indirectly owns 100% of IDENIX SARL's registered capital, has agreed to act as joint and several guarantor to secure payment of all amounts due by IDENIX SARL in connection with this Administrative Lease (see, Exhibit n(degrees)13).

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INTERVENTION OF THE  COMMUNAUTE D'AGGLOMERATION DE MONTPELLIER

Monsieur Georges FRECHE, President of Communaute d'Agglomeration de Montpellier, acting under authority granted by a resolution of the Conseil de la Communaute d'Agglomeration (Board of the Metropolitan Area Authority), dated December 23rd, 2004 and under the public development agreement (convention publique d'amenagement), dated 1st October 2001, amended by Amendment n(degrees) 1 thereto, dated 30 July 2002, who stated, in his official capacity, that he agreed to and accepted the terms and conditions hereof and to be substituted for Societe d'Equipement de la Region Montpellieraine (S.E.R.M.) in the event of implementation of the provisions set forth in Part V of the public development agreement (convention publique d'amenagement) "Legal and Financial Terms and Conditions on Expiration of the Public Development Agreement" ("Dispositions juridiques et financieres a l'expiration de la convention publique d'amenagement"), the real estate assets and rights that are the subject matter of this Administrative Lease constituting assets that are to revert to and/or be repossessed by the Communaute d'Agglomeration de Montpellier.

Such terms and conditions are the basis for this "Lease" having the character of an administrative agreement and, therefore, not being governed by Articles L 145-1 et seq. of the Code of commerce and the unabrogated provisions of Decree n(degrees) 53-960 dated 30 September 1953 relating to commercial leases.

Even though this agreement does not constitute a lease, strictly speaking, it is nevertheless called a "Lease", and the terms "rent, lease/rental, landlord, tenant, etc." shall be used, without the use of such terms constituting a basis for defining the legal character of this Agreement, which, notwithstanding such terminology, is, and shall remain, an administrative agreement.

NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.    ADDRESS

      a) Address of the property: ZAC EUROMEDECINE II, 1682 rue de la Valsiere, GRABELS (34790)

      b) Address for payment: SERM, Immeuble "Etoile Richter" 45 place Ernest Granier CS 29502 34960 MONTPELLIER Cedex 2

2.    DESCRIPTION AND DATES OF PROGRESSIVE AVAILABILITY OF THE RENTED SPACE

This Lease shall apply to a total usable area, after outfitting of the private areas, of 3271.60 m(2) at the end of the Tenant's progessive assumption of possession in the building (A Building) pursuant to the schedule set forth in the table annexed hereto (Exhibit 1):

1/ FROM 15 APRIL 2005 TO 31 JULY 2005: 387.60 M(2) of laboratory space on level N+3 (lot A/3-1)

2/ FROM 1 AUGUST 2005 TO 31 AUGUST 2006: 407.80 m(2) of laboratory space on level N+3 (lot A/32) + 147 m(2) of technical space on the ground floor (rez-de-chaussee) (lot A/0- 7), i.e., A TOTAL OF 942.40 M(2)

3/ FROM 1 SEPTEMBER 2006 TO 30 NOVEMBER 2006: 795.40 m(2) of offices on level N+1 (lot A/1-1), i.e., A TOTAL OF 1737.80 M(2).

4/ FROM 1 DECEMBER 2006 TO 31 MARCH 2007: 795.40 m(2) of laboratory space on level N+2 (lot A/2-1) , including 192 m(2) of laboratory space and unused reserves, i.e., A TOTAL OF 2533.20 M(2).

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5/  BEGINNING ON 1 APRIL 2007: balance of the ground floor, i.e., 394 m(2)
    (lot A/0-6) + common area taken over as private area on levels 0 to N+3 representing a total area of 344.40 m(2), i.e., A TOTAL OF 3271.60 M(2).

There shall be attributed to the Tenant a number of outside parking spaces in proportion to the area rented that are non-private (on space for each 50m(2) of usable area).
In the end, the Tenant shall have 56 parking spaces.
An additional 24 outside parking spaces shall be completed by the Landlord and made available to the Tenant upon completion of B Building, covered by the 2nd phase of the CAP GAMMA program tentatively scheduled for no later than the end of 2007.

3.    REFERENCE DATE

Effective date of this Lease:  15 APRIL 2005
As provided under Article 3.4 of the Bilateral Offer of an Administrative Lease, however, since the effective date is subject to the completion a minima of the technical conditions, except for finishing work, i.e., the compressed air system, the gas system, the electrical system, the supply of cold water, elimination of waste water, floor coverings, computer and telephone cabling, fire detection and prevention system NO LATER THAN 15 APRIL 2005, the effective date of the lease may be delayed until actual completion of the technical conditions, except for finishing work.

4.    INTENDED USE

The Tenant shall use the above-described space for offices and laboratories for the purpose of conducting business relating to pharmaceutical research, scientific research, manufacture, marketing, and sale of pharmaceutical products.

5.    TAX TREATMENT:  V.A.T. presently applicable:  19.6%

6.    ANNUAL BASE RENT

The annual Base Rent (excluding taxes and charges) shall be calculated on the basis of EUR 210 (excluding taxes)/m(2) value as of November 2004, INSEE Cost of Construction index for the 2nd quarter 2004, i.e., 1267.

The base rent, excluding taxes and charges, however, shall be progressive based on the availability of the space and calculated in proportion to the actual time of occupancy (au prorata temporis), i.e.:

- From 15 April 2005 to 31 July 2005: (EURO) 23 740.50 value as of November 2004, ICC (INSEE Cost of Construction Index) for the 2nd quarter 2004, i.e., 1267

- From 1 August 2005 to 31 August 2006: (EURO) 214 396 value November 2004, ICC for the 2nd quarter 2004, i.e., 1267

- From 1 September 2006 to 30 November 2006: (EURO) 91 234.50 value November 2004, ICC for 2nd quarter 2004, i.e., 1267

- From 1 December 2006 to 31 March 2007: (EURO) 177 324 value November 2004, ICC for the 2nd quarter 2004, i.e., 1267

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-     From 1 April 2007 to 31 December 2007: (EURO) 375 000 value November 2004,
      ICC for the 2nd quarter 2004, i.e., 1267.

-     From 1 January 2008: fixed annual rent (excluding taxes and charges) of
      (EURO) 500 000 value November 2004, ICC for the 2nd quarter 2004, i.e., 1267.

Deposit for charges as from the time the space is made available of EUR 45 (all taxes included) TTC./m(2) (usable space) /year, on the basis of the VAT rate in effect (19.6%).

Periodicity of payment:  quarterly in advance.

Payment of the first installment upon signature of this Lease.
Means of payment : by Bank transfer

7 .   OUTFITTING WORK FOR THE PRIVATE AREAS

The Landlord agrees to complete the outfitting work described in Exhibit 3, according to the schedule set forth in such Exhibit.

Since the Landlord has agreed to be responsible for the outfitting work for the private areas allowing the Tenant to move in, it is mutually agreed that the cost of the outfitting of the private areas, completed by the Landlord at the Tenant's request, is incorporated in its annual rent. If this Lease should be terminated prior to the end of the twelfth year, regardless of the reason therefor, the Tenant agrees to refund to the Landlord the residual value of the time remaining until the twelfth year of the cost of the work initially completed on its behalf, set forth in Exhibit 3.

8 .   TENANT'S INVESTMENT PROGRAM

In respect of the investment program in material and equipment (specific equipment and furnishings) set forth in Exhibit 4 hereof, that the Tenant agrees to undertake progressively in the space made available to it, the Landlord agrees to indemnify the Tenant for the residual net book value of such equipment only in the event of termination for generally applicable reasons (pour motif d'interet general) prior to expiration of a period of 12 years.

9.    SECURITY DEPOSIT

3 months' rent (excluding taxes) for period 1, i.e.: (EURO) 20 349 payable upon signature of this Lease. The Landlord acknowledges having received such security deposit upon signature of the Offer of Lease between the parties dated 16 December 2004 and to retain it as provided under this Article. For the period from 1 January 2006 to 1 January 2007, as an exception to Article VI 5 of the General Terms and Conditions, the parties agree to a proportional adjustment of the security deposit on the basis of the amount of rent in effect as of 1st January of the calendar year.

10.   ANNUAL INDEXATION

Date of revision: anniversary of the Lease's effective date, i.e., 15 April of each year. Base Index: INSEE index of the cost of construction for the 2nd Quarter 2004, i.e., 1267.

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11.   APPROVAL OF THE COMMUNAUTE D'AGGLOMERATION DE MONTPELLIER

The Tenant's application has been approved by a resolution of the Board of the Montpellier Metropolitan Area Authority (Conseil de la Communaute d'Agglomeration de Montpellier) adopted on December 23rd, 2004 filed with the Office of the Prefect on December 23rd, 2004 and notified to the Tenant on December 29th, 2004

12 .  AMENDMENT OF THIS LEASE

Any amendment to the terms and conditions set forth in this Lease and the Exhibits hereto (area, dates of availability of the space, etc.) shall be set forth in an amendment.

13.   INSPECTION (ETATS DES LIEUX)

Since the Tenant will take possession gradually, an inspection (etat des lieux), the date of which shall be mutually agreed, shall be made in the presence of all parties (contradictoirement) by the parties at each stage of availability of the space. It is hereby stated that each inspection (etat des lieux) shall be made no later than the date of each due date for gradual availability, on the basis of the schedule set forth in Article 2 hereinabove.

14. INCONSISTENCY BETWEEN THE SPECIFIC TERMS AND CONDITIONS AND THE GENERAL TERMS AND CONDITIONS

The parties hereby represent and warrant that these specific terms and conditions shall form an integral part of the general terms and conditions annexed hereto. In the event of any conflict or inconsistency between them, the specific terms and conditions shall prevail.

INITIALS:

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                          CHAPTER II: GENERAL TERMS AND
                                   CONDITIONS

The Landlord hereby leases to the Tenant, which accepts, the premises described in Chapter I Art. 2, "special terms and conditions".

ARTICLE I -- DESCRIPTION

The Tenant hereby represents and warrants that it is completely familiar with the premises, without it being necessary to provide a more complete description thereof than the one set forth in Chapter I Art. 2 at Tenant's request and to accept them "as is" in the state in which they are found, are extended, and exist, with all dependencies and appurtenances thereto.

It is hereby stated that any discrepancy between the measurements and the areas set forth in this Agreement, or resulting from the floor plan annexed hereto and the actual dimensions of the premises shall not be grounds for any reduction or increase in rent, and the Parties rely on the consistency of the premises as they exist.

The Parties expressly agree that the premises rented hereby constitute an indivisible whole.

ARTICLE II -- TERM

This lease is being made and accepted for a term of TWELVE (12) FULL AND CONSECUTIVE YEARS that will begin as of the effective date set forth in Chapter I Art. 3.

The Landlord and the Tenant, however, shall have the right to vacate and terminate at the end of 6 (six) years and at any time between the 6th and the 12th year, contingent on advising the other party of its intention in this regard at least 12 (twelve) months in advance by registered letter, return receipt requested.

The Landlord shall only have the right to rely on reasons of general interest, or, in the event of breach by the Tenant of its agreements made at the time of its application, set forth in the exhibit hereto and which forms an integral part hereof.

Upon expiration, and unless otherwise mutually agreed by the parties, this Agreement shall no longer be effective as a matter of right (de plein droit), and the occupant shall not have any right in any event to any claim for renewal.

The presence of the occupant in the premises after expiration, in particular, shall not give rise to any right of any kind to renew.

INITIALS:

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ARTICLE III - INSPECTION (ETAT DES LIEUX)

An inspection (etat des lieux) shall be conducted and a report thereof made in the presence of all parties (contradictoirement) at the time the Tenant takes possession. If such inspection and report are not made, because the Tenant fails to appear, the premises shall be deemed rented as new. The inspection and report shall be made at the Tenant's expense.

ARTICLE IV - INTENDED USE

The Tenant shall use the premises rented hereby exclusively as set forth in Chapter I Art. 4, quietly and in compliance with Articles 1728 and 1729 of the Civil Code.

ARTICLE V -  CHARGES AND CONDITIONS

This Lease is made on ordinary charges and terms and conditions of law and including, but not limited to, those set forth hereinafter, which the Tenant agrees to perform exactly and without any right to any indemnity, or reduction in rent, as hereinafter provided.

1- GENERAL TERMS AND CONDITIONS OF POSSESSION

The Tenant shall take the rented premises in their present state, as set forth in Chapter I Art. 2, et seq. with the inspection and report thereon (etat des lieux) described in Chapter I Art. 13, all installation and interior decoration work to be at its expense, except for outfitting work set forth in Chapter I Art. 7 hereinabove, without any right to require any compensation or recovery for taking possession, nor during the term of the Lease. Independently, it shall be responsible for ensuring all repairs, maintenance, cleaning, that may be necessary for such premises during the term of the Lease. The Landlord shall remain responsible for major repairs, as defined in Article 606 of the Civil Code.

The Tenant hereby acknowledges that the premises rented hereby comply with the intended use thereof under the Lease.

It shall be personally responsible, as from the date hereof, during the entire term of this Lease, for the maintenance thereof, as provided by, and in light of, all administrative regulations and policies applicable to such premises, given the operations to be conducted therein.

It shall comply with all orders and recommendations from the Office of the Labor Inspector (Inspection du Travail), the Occupational Safety and Health Commissions (Commissions d'Hygiene et de securite), and, more generally, all relevant governmental authorities.

It shall ensure that the Landlord not be disturbed, or any claim made against it, in this connection.

It shall comply with all charges and terms and conditions set forth in any document applicable to the real estate complex.

The Tenant shall take all precautions so that the conduct of its businesses does not interfere with, or bother, in any way the maintenance, quiet enjoyment, or proper appearance and maintenance of the building, and it shall take any and all precautions to assure its liability in this regard.

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The Tenant shall not have any right to a reduction in rent or indemnity in the event of interruption or reduction, even for a prolonged period of time, of common services, such as water, electricity, telephone, heat, compressed air, gas, etc. To the extent it has been made aware thereof, the Landlord shall be responsible for advising the Tenant of such interruptions or reductions fifteen
(15) days in advance thereof in the event of a reduction forecast to last longer than three (3) days.

It shall not have the right to deposit or leave in the common areas of the building, which shall always be kept free for access.

It shall use the elevators only in compliance with the builder's instructions, and the Landlord shall not be liable for any accidents that may occur as a result of failure to comply with such instructions.

2- WORK - INSTALLATIONS - OUTFITTING

The cost of specific outfitting work performed by the Landlord at the Tenant's request shall be incorporated in the contractual rent, as set forth in Chapter I Art. 7.

The Tenant shall agree, without any claim for indemnity or reduction of rent therefor, to allow and permit to occur any repair, renovation, reconstruction, or leveling, enlargement and other work that the Landlord may undertake, or cause to be undertaken, during the term of this Lease to the rented premises, as well as with respect to the property of which they form a part, regardless of the character or length thereof, even if they last longer than forty days, by exception to Article 1724 of the Civil Code. The Landlord agrees, however, to do everything possible so that such work shall be the least disruptive possible to Tenant's operations.

The Tenant shall agree, without any claim for indemnity or reduction of rent therefor, to allow and permit to occur any construction work, as well as outfitting, relating to the second building of the CAP GAMMA program.

It shall likewise submit to all work that may be performed in the exterior common areas, to the public thoroughfares, or in neighboring buildings, even though some disturbance results therefrom to its operations and without any recourse or claim against the administration, the contractors of the work, or the neighboring owners, if any, without thereby waiving any rights it may have under generally applicable rules of law relating to liability.

The Tenant shall not undertake any work in the rented premises that might change the intended use of the property, or endanger its structural soundness. Likewise, it shall not cause the flooring to support a weight or charge greater than the tolerance thereof, i.e., 250 kg per m(2) subject to being liable for any damage or accidents and it shall verify the authorized weight thereof with the architect.

All work involving a change of distribution, demolition, or piercing of walls, beams, or floors, installation of machinery regardless of the energy source, shall receive the Landlord's prior written authorization, it being understood that the outfitting work set forth in Chapter I Art. 8 hereof have already been authorized by the Landlord. To obtain such approval, the Tenant shall provide the Landlord with a technical file containing all documents relating to the proposed work or installations and, at a minimum, the plans and technical description thereof and the tentative schedule for completion.

INITIALS:

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The work shall be performed at the expense, risk and responsibility of the
Tenant, subject to supervision by an architect or technical analysis firm and a quality control firm approved by the Landlord and the fees and expenses of which shall be borne by the Tenant. It shall obtain the insurance coverage necessary for completion of the work. The Tenant shall be personally responsible for any claims made by occupants of the building, neighbor or third parties, including, but not limited to, in respect of noise, heat, odor, or vibrations

Notwithstanding, the Landlord hereby reserves the right to request dismantling and removal of machines or motors that may have been installed, even with its approval, if their operation becomes the basis of claims that are justified by tenants or neighbors.

In the absence of specific agreement between the Landlord and the Tenant, all work, embellishments, improvements, installations, and construction of any kind, including fixed, mobile, or moveable partitions, and any that may be required by legislative or regulatory provisions made by the Tenant during this Lease shall become the Landlord's property upon the Tenant's departure without indemnity and without prejudice to the Landlord's right to require restoration of the premises, in whole or in part, to their original state, at the Tenant's expense, even for work expressly approved by the Landlord, except for such as is hereby already approved under Article 8 of the Special Terms and Conditions. This paragraph shall be without prejudice to Chapter I Art.8, and, in particular, the indemnity that may be paid by the Landlord to the Tenant pursuant to such provisions.

The Tenant shall not affix any plaque, or sign, or awning, or make any installation of any kind to the exterior of the building or the interior of the common areas.

It is hereby stated that the Tenant agrees to comply with the graphic chart in effect for the building's signs, and, in particular, for installation of plaques on entry doors of the rented premises (see, chart set forth in Exhibit 9 hereof).

3.    OCCUPANCY OF THE PREMISES

The premises, at all times and until expiration or termination of this Lease, shall contain equipment, furnishings, and merchandises in quantity and value sufficient to serve as security to the Landlord for payment of rent and all ancillary obligations under this Lease.

The Tenant shall take out all subscriptions for water, gas, electricity, and telephone service and pay the premiums and fees connected therewith, so that the Landlord is not disturbed on account thereof and be responsible for all repairs that may be necessary to any meters, pipes, as well as taps.

4.    MAINTENANCE AND SURVEILLANCE OF THE PREMISES

The Tenant shall be responsible, at its expense, for making any repairs to the rented premises during the term of this Lease, even slight repairs, cleaning and, in general, any restoration or replacements as soon as they become necessary and regardless of the reason therefor.

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The Tenant, at its expense, shall maintain all specific material and equipment relating to the private areas, such as air conditioning, ventilation, electrical and telephone installations in compliance with applicable standards and keep them in perfect condition for use. For this purpose, it shall enter into any necessary maintenance agreements and agrees to supply a copy thereof to the Landlord at its request. The Tenant shall be responsible for maintaining locks, shutters, closing panels in a condition of complete cleanliness, maintenance, and operation. Likewise, it shall be responsible for repainting and repairing, if necessary, and maintaining the mirrors and windows, floors, tiles, and woodwork.

Finally, it shall maintain the coverings of the floors and walls in perfect condition and, among other things, shall remove and repair any stains, burn marks, tears, holes, or detachments. If such maintenance work is not performed, the Landlord shall have the right to have it performed in the Tenant's place, after ordering it to be done, by a contractor of its choice, at the Tenant's exclusive expense, without prejudice to any expenses for restoration that may result from such damage caused by failure to comply with the provisions of this clause.

These provisions shall also apply to any expenses that may be applicable in this respect to the Landlord under the Schedule of Specifications, or any other document.

The Tenant shall allow the Landlord, its representative, or its architect, and other contractors and workers to have access to the rented premises and visit them to inspect the state thereof, any time and as often as may appear useful to them, during normal business hours, except for in cases of emergency. It shall also allow access to the premises to workers that may have to perform work that may be deemed useful or necessary. The Landlord, in any event, shall give the Tenant prior notice of at least two (2) business days in advance and shall cause such visits and/or workers accessing the premises to be the least disruptive as possible to its operations.

The Tenant, in any case, shall do nothing, or allow anything to be done, that might cause deterioration to the premises, and it shall immediately notify the Landlord of any injury or damage that might occur to the cleanliness, of any deterioration or degradation that may occur to the rented premises and of which it may become aware.

The Landlord shall not be liable, in any event, or in any respect, for theft, misuse, or disturbance of the area which may occur to the Tenant in the rented premises, unless such disturbance results from the actions of persons for which the Landlord is civilly liable, with the Tenant being personally responsible for ensuring, as it deemed appropriate, the security and surveillance of the rented premises.

4BIS. REMOVAL OF WASTE OTHER THAN IN THE NORMAL COURSE

The Tenant, at its expense, shall do whatever may be necessary to ensure the sorting, storage, and removal of waste connected with its operations. The following are involved, in accordance with the classification of waste contained in Decree n(degree) 2002-540 date 18 April 2002:

      -     packaging waste: cartons, plastic material, wooden pallets, etc.

      - ordinary industrial waste: glass, iron, plastic material, cartons, plaster, etc.

special industrial waste: paint, oils and lubricants, solvents, sanitary products, and others. Such products shall mandatorily be stored in a dedicated building by the Tenant in a special location located outside the building.

INITIALS:

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5.    VISIT DURING THE PRIOR NOTICE PERIOD

The Tenant shall allow the Landlord to visit the premises, or cause the premises to be visited by any person authorized by Landlord, or possible tenants, in the event this Lease is terminated, during the prior notice period and during normal business hours, on the condition that the Tenant be advised thereof at least two
(2) business days in advance thereof. It will agree to allow signs to be posted at places chosen by the Landlord.

6.    CONTRIBUTIONS - TAXES - LEVIES

The Tenant agrees to pay its personal contribution, business tax, rental taxes, and others of any and all kinds applicable to it specifically or relating to its business, to which tenants are, or may become, subject, and to pay the tax for garbage and waste removal, street cleaning tax, all new municipal taxes and contributions and others, and tax increases that may be enacted and for which tenants may be responsible of any kind and however called; it shall also bear the cost of the real estate tax (impot foncier), or any new tax on improved or unimproved real estate that may be substituted therefor, such that the rent herein provided shall be net of any charge for the Landlord, as it provided in
Article VI-20(degrees) hereinafter.

7.    INSURANCE AND CLAIMS

      1. The LANDLORD agrees obtain insurance coverage from insurance companies known to be solvent and chosen by it, as follows:

      a - THE BUILDING FOR ITS VALUE AS NEW including all fittings and installations deemed to be fixtures under Article 525 of the Civil Code.

            Against any normal risks of destruction and including, but not limited to, the following:

            FIRE AND LIGHTENING, EXPLOSIONS, ELECTRICAL DAMAGE, FALLING AIRCRAFT AND AIRBORNE OBJECTS, DAMAGE FROM LAND VEHICLES BELONGING TO THIRD PARTIES, HURRICANES, CYCLONES, TORNADOES, STORMS, HAIL, SMOKE, STRIKES AND CIVIL UNREST, ACTS OF VANDALISM AND MALICIOUS MISCHIEF, WATER DAMAGE, ICING.

            The insurance shall include all the coverage annexed hereto, especially the loss of rent, clean-up expenses, and experts' fees.

      b - ITS CIVIL LIABILITY for personal injury or property damage caused to third parties as a result of the buildings, installations, and outfitting of common areas. It is hereby stated that tenants shall be deemed to be third parties as regards each other and vis-a-vis the LANDLORD.

      2. THE LANDLORD HEREBY WAIVES, AND SHALL CAUSE its INSURERS to waive, in the event of an event covered by the coverage set forth in paragraph 1 a , ANY CLAIMS they may have against the TENANT.

            The TENANT shall reimburse the LANDLORD, with charges, for its share of the premiums connected with the policies taken out under Article 1, as well as for any additional premiums that may result from waiver of claims by the Landlord and its insurers against the Tenant upon this Lease taking effect.

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      3.    THE TENANT OBTAIN AND MAINTAIN insurance coverage for any normal risks of destruction, including, but not limited to, the following:

            FIRE AND LIGHTENING, EXPLOSIONS, ELECTRICAL DAMAGE, FALLING AIRCRAFT AND AIRBORNE OBJECTS, DAMAGE FROM LAND VEHICLES BELONGING TO THIRD PARTIES, HURRICANES, CYCLONES, TORNADOES, STORMS, HAIL, SMOKE, STRIKES AND CIVIL UNREST, ACTS OF VANDALISM AND MALICIOUS MISCHIEF, WATER DAMAGE, ICING

            during the term of this Lease of the premises, all OUTFITTING that it may have done to the rented premises, FURNISHINGS, EQUIPMENT, MATERIAL, MERCHANDISE, GOODS belonging to it and present therein, CLAIMS OF NEIGHBORS AND THIRD PARTIES, AS WELL AS FOR ITS CIVIL LIABILITY to third parties, as a result of its operations, with a company known to be solvent, PAY exactly the premiums and fees of such insurance and provide evidence thereof to the LANDLORD whenever so requested by it.

            The Tenant shall insure against the risks, if any, related to importation into the rented premises of inflammable or explosive material, or material that may endanger the building's safety, and use of gas in any form.

      4. THE TENANT HEREBY WAIVES, IN THE EVENT OF AN EVENT covered by the coverage set forth in paragraph 3 hereinabove ANY CLAIMS it may have against the LANDLORD, any representative or agent of the LANDLORD or their Insurers.

      5. Likewise, the policy SHALL INCLUDE A WAIVER by the insurance company of any claims against the LANDLORD of the building, any representatives or agents of the LANDLORD, or the Insurers of the above-described persons, for their portion of the damage for which they may be liable for any reason.

      6. If the TENANT should fail to obtain such insurance policies and pay the premiums therefor, the LANDLORD reserves the right to do so, in which case, the TENANT agrees to reimburse it for any amounts paid by it in this respect, increased as a matter of right (de plein droit) and without notice (sans mise en demeure) for interest at the rate indicated hereafter from the day on which such amounts should have been paid by the TENANT.

      7. IF THE BUSINESS CONDUCTED BY THE TENANT CAUSES, for the LANDLORD, for other tenants of the building, or for neighbors, ADDITIONAL INSURANCE PREMIUMS, the TENANT shall be required both to indemnify the LANDLORD for the amount of any additional premium paid and hold it harmless against any claims of other tenants or neighbors.

      8.    Additional Insurance:

            It is expressly agreed that the LANDLORD may at any time during the term of this Lease obtain itself, of request the TENANT to obtain, additional insurance that may appear necessary to it to complete or perfect the coverage set forth hereinabove in the event legislation should impose it, or a change in the nature of TENANT's business or operations, or the use of the premises should require it.

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8.    ASSIGNMENT OF THIS LEASE

The Tenant shall not be entitled to assign or transfer its rights under this Lease, and any assignment made in violation of this clause shall be invalid and grounds for terminating this Agreement, in the Landlord's discretion.

9.    SUBLEASES

The Tenant may not grant subleases, in whole or in part, without the consent of the Communaute d'Agglomeration de Montpellier and the express written consent of the Landlord.

In any event, in case of authorized sublease, the Landlord shall be given the opportunity to countersign the document, and the Tenant shall remain solely liable for all rent to the Landlord and solely liable for the performance of the charges and conditions of this Lease, with any Sublease being valid only in connection with the right held by the Tenant hereunder. It is pointed out that the premises form an indivisible whole and, accordingly, a subtenant shall have no right either to remain in the premises, or to renewal thereof. It follows that any sublease shall be made at the Tenant's risks and responsibility, and the Tenant agrees to be personally responsible for evicting any subtenant.

10.   TELEPHONE

The Tenant shall be personally responsible for obtaining telephone service and the installation of telephone equipment and, accordingly, shall remain owner of its lines.

11.   SURRENDER OF THE PREMISES

Before vacating, the Tenant, prior to any removal, even partial, of any furniture or equipment, shall have paid all installments of rend and ancillary amounts and have produced evidence in the form of receipts of the payment of contributions for which it is responsible, both for past years and for the current year.

The Tenant, no later than the day on which this Lease expires, shall surrender the rented premises in a good state of repair and maintenance, for which the Tenant shall be responsible, except for deterioration found to exist in the state of the premises at the time possession was taken thereof, as set forth in the last paragraph of this Article 11, which will be determined by an inspection and report (etat des lieux) following which the Tenant shall surrender the keys to the Landlord. Such inspection and report, the date of which shall be determined by mutual agreement of the parties, shall include, if necessary, a list of repairs to be made.

Despite surrendering the keys, this Lease shall continue until expiration thereof, with rent remaining due until the end of its term. Otherwise, the inspection and report thereof shall be prepared on the date this Lease expires.

If the Tenant should not be present on the date and at the time set for the inspection and report, it shall be prepared at the Landlord's discretion in the presence of a court bailiff (huissier), which may be assisted by a locksmith to gain entry into the premises, with the related expenses to be at the Tenant's exclusive responsibility.

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If repairs or work is necessary, the Tenant, within fifteen days from notification of estimates prepared at the Landlord's request, shall indicate its agreement to such estimates. If the Tenant does not indicate its intentions within the above-described time period, the estimates shall be deemed approved, and the Landlord shall be entitled to have the work performed by the contractors of its choice, claiming the amount from the Tenant.

If the Tenant indicates its intentions to perform the work itself, it shall commit to have it performed, as an essential and determining condition, promptly by qualified contractors approved by the Landlord, the consent of which shall not be unreasonably withheld.

During the pendency of the restoration work, following the end of this Lease, given the unavailability of the premises, an occupation indemnity equivalent to the rent and charges shall be due by the Tenant.

Repairs shall include restoration of the premises, as determined during the inspection and report prepared after completion of the outfitting work set forth in Chapter I Art.7.

12. CHANGES IN THE ARTICLES OF ASSOCIATION OF THE TENANT AND INFORMATION TO THE LANDLORD

During the term of this Agreement, in the event of any change in the Articles of Association of the Tenant (transformation, change in company name or purposes, change of Managing Director, etc.) and given the personal quality of the contractual relationship, ("intuitus personae"), the Tenant shall notify the Landlord, during the months preceding the occurrence thereof, of any change to be made and shall obtain the Landlord's prior consent, after advising the Communaute d'Agglomeration de Montpellier, subject to this Agreement being terminated, in the Landlord's discretion.

The Landlord and the Communaute d'Agglomeration de Montpellier hereby reserve the right at any time to demand copies of the balance sheet and income statement of the business conducted in the rented premises.

ARTICLE VI- FINANCIAL OBLIGATIONS

1.    RENT

THE RENT ESTABLISHED in the special terms and conditions constitute an essential and determining clause for the two parties to the making of this Lease. This Lease is granted and accepted in consideration of an annual base rent, the amount of which is set forth in Chapter I Art. 6 and which is subject to change on the terms and conditions prescribed by law and on the basis of the terms and conditions set forth in Article VI-60 hereafter.

2.    ANCILLARY EXPENSES TO THE RENT

a) The Tenant shall reimburse the Landlord, at the time it pays each installment of rent, for its portion of individual services and furnishings, including expenses for heating, insuring the building, taxes presently applicable and those that may become applicable, expenses for managing the building, fees of the managing agent, condominium charges, if the building is in that form, or of any other company of which the building may be a part, and, in general, all operating, repair (except major repairs within the meaning of Article 606 of the Civil Code), and maintenance expenses applicable to the premises and equipment and furnishings of any kind, both of the rented premises and the areas deemed common to the building, so that the rent herein provided

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shall be net of any charges for the Landlord.

b) The division of charges among the various tenants shall be in proportion to the weighted average of areas of the premises rented, or to be rented, in the building.

Such reimbursement shall be made by call of a quarterly reserve to be paid by the Tenant with each installment of rent. To take account of variations in the charges, the Landlord, upon providing supporting documentation therefor, may change the amount of the reserve for charges.

At the end of each annual period, the amount of the reserve paid shall be settled on the basis of an accounting of the annual charges, and the Landlord shall provide the Tenant with all books and records supporting such payments.

3.    TAXES AND FEES

Since the Landlord has elected to subject the rent to VAT, under Article 260-2(degree) of the French Tax Code, the above-indicated rent and the ancillary charges thereto shall be increased by TVA at the rate applicable at the time of invoicing.

The Landlord reserves the right to cease applying VAT to this Lease, in its discretion. In such case, the rent shall be subject to any other fee or tax that may replace it or be substituted therefor, which will be borne by the Tenant.

4.    TERMS AND CONDITIONS OF PAYMENT

The Tenant hereby agrees to pay to the Landlord the rent and amounts ancillary thereto in four equal installments in advance on the first of January, April, July, and October of each year.

All payments shall be made at the Landlord's domicile, or any other place indicated by it.

In case of non-payment when due of the rent due by the Tenant, or any other amount due under this Lease that is not paid by the applicable deadline, the Landlord, as a matter of right (de plein droit) and 30 days after prior notice thereof that remains uncured, shall receive interest of 1% per month of delay, calculated as from the due date of the claim, with such increase providing grounds for delaying payment. Any month begun shall be counted as a whole month.

In addition, in the event of more than one breach by the Tenant and upon expiration of 15 days from the due dates involved, all amounts due and payable shall be increased as a matter of right (de plein droit) by a fixed 10% as a penalty, without any requirement of notice and warning (mise en demeure) and without prejudice to application of the rescission clause.

Late payment of two notices of amounts due and owing, whether or not consecutive, shall constitute a serious and legitimate ground for rescinding this Lease.

5.    SECURITY DEPOSIT

To secure performance of the obligations for which it is responsible, the Tenant shall pay to the Landlord, which acknowledges receipt thereof, an amount representing three months' rent (excluding taxes) as a security deposit. Such deposit shall not bear interest, nor be deductible from the last installment of rent and shall be refundable after the Tenant's departure, subject, on the one hand, to payment of all amounts due by the Tenant and especially the balance of charges relating to its period of occupancy, and, on the other hand, payment of expenses for restoring the

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premises rented.

In the event of revision or variation in the amount of the rent hereinabove provided, this deposit shall be adjusted in proportion to the new rent and on the same terms and conditions.

In the event of termination of this Lease, as a result of breach of such conditions for any reason attributable to the Tenant, such deposit shall be vested in the Landlord as initial damages, without prejudice to any other.

Upon the Tenant's departure, the security deposit shall be applied on a priority basis against the amount of repairs due by the Tenant, as set forth in Article V-11(degrees).

The Tenant hereby expressly waives receipt of interest on such security deposit.

6.    INDEXATION CLAUSE

The rent shall also be subject to the following indexation clause: it shall vary automatically every year in proportion to the variations in the quarterly index of the cost of construction published by the Institut National de la Statistique et des Etudes Economiques (French National Institute for Statistics and Economic Studies). For the first year, the index as set forth in Chapter I Art. 10 and shall be compared to the index for the same quarter of the following year.

For subsequent years, the comparison shall be with indices used for the previous revaluation, and the index for the same quarter of the subsequent year.

If such index is not known on the anniversary date of this Lease, a provisional indexation shall be made on the basis of the last known index.

If, for any reason, the above-described index used for annual revision of rent should no longer be published, such revision shall be made by taking as a basis either the successor index, or a new index mutually agreed.

If agreement cannot be reached on the choice of a new index to be used, the parties hereby agree to accept the decision of an expert appointed by the Presiding Judge of the Tribunal de Grande Instance (High Court of Justice) of the place where the building is located.

ARTICLE VII - OTHER OBLIGATIONS

1.    TOLERANCES

It is formally agreed that any tolerances on the part of the Landlord relating to clauses and terms and conditions of this Lease, regardless of their frequency or duration, shall in no event be deemed to constitute amendments to, or waivers of, such conditions, nor the source of any right of any kind. The Landlord shall always have the right to end them.

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2.    RESCISSION CLAUSE

It is expressly agreed that, failure by the Tenant to perform any of the obligations and terms and conditions of this Lease shall constitute a serious and legitimate ground for rescission, or, that in the event of failure to make due and punctual payment of any installment of rent and ancillary expenses, or an arrears of rent resulting from a revision at the due date thereof, this Lease, at the Landlord's discretion may be rescinded as a matter of right (de plein droit) and without any legal or court formality, one month after simple notice to perform, or a simple order to pay served in person, or at domicile, containing a statement by the Landlord of its intention to avail itself of this clause, that remains uncured during such period.

3.    OCCUPATION OF THE PREMISES AFTER TERMINATION OR RESCISSION OF THIS LEASE

If, after termination or rescission of this Lease, the premises are not surrendered to the Landlord on the agreed date, free of all occupancy, the occupancy indemnity due by the Tenant and persons claiming from, through, or under it until restitution and due and payable each day that passes, shall be equal to the last rent, plus 50%. The charges shall also be due up to the day when the premises have been surrendered to the Landlord, without prejudice to any other damages, except as otherwise specifically agreed by the parties.

4.    COSTS

All costs and expenses of any documents, stamp or registration duties, if any, as well as those that may be the consequence the result or consequence thereof, including, but not limited to, any reasonable expenses incurred by the Landlord (fees of attorneys, court bailiffs, etc.) as the result of any actions validly taken against the Tenant to obtain performance of the clauses and terms and conditions of this Agreement, shall be borne by the Tenant, which hereby expressly agrees thereto.

In addition, the Tenant shall pay an indemnity fixed at 20% of the amounts with respect to which proceedings may be commended, which indemnity shall be used to cover the Landlord's damages resulting from the delay in payments. It shall be considered as additional and accessory to the rent. Accordingly, it shall be paid at the same time as the amounts due under this Lease.

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5.    ELECTION OF DOMICILE

For purposes hereof, domicile is hereby elected, for the Landlord, at its registered office, for the Tenant in the rented premises.

      Made in Montpellier, on April the 18th 2005.

      In three originals.

                 THE LANDLORD                                 THE TENANT
           MR. ANDRE LE GRAVEREND                    MR. JEAN-PIERRE SOMMADOSSI
                                                     GERANT
     (handwritten legend "lu et approuve "  (handwritten legend "lu et approuve"
           "accepted and agreed"                  "accepted and agreed"
               Company seal)                         Company seal)

                                  THE INTERVENOR
                               Mr. Georges FRECHE,
                     President of Communaute d'Agglomeration
                                  de Montpellier

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